EXHIBITS

                               TO FORM 10-Q

                             FOR QUARTER ENDED

                               July 2, 1994

EXHIBIT 11.1

                            BAIRNCO CORPORATION
        CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
           FOR THE QUARTERS ENDED JULY 2, 1994 AND JULY 3, 1993
                                (Unaudited)


                                                1994          1993
PRIMARY EARNINGS PER SHARE:

Income from continuing operations           $ 1,900,000    $ 2,305,000
(Loss) from discontinued operations, net of
  income taxes                                       --       (373,000)
Net income                                  $ 1,900,000    $ 1,932,000

Average common shares outstanding            10,500,000     10,500,000
Common shares issuable in respect to common
  stock equivalents, with a dilutive effect          --         36,000
Total common and common equivalent shares    10,500,000     10,536,000

Primary Earnings Per Common Share:
   Continuing operations                    $      0.18    $      0.22
   Discontinued operations                           --          (0.04)
     Total                                  $      0.18    $      0.18


FULLY DILUTED EARNINGS PER SHARE:

Income from continuing operations           $ 1,900,000    $ 2,305,000
(Loss) from discontinued operations, net of
  income taxes                                       --       (373,000)
Net income                                  $ 1,900,000    $ 1,932,000

Total common and common equivalent shares    10,500,000     10,536,000
Additional common shares assuming
  full dilution                                      --         20,000
Total common shares assuming full dilution   10,500,000     10,556,000

Fully Diluted Earnings Per Common Share:
   Continuing operations                    $      0.18    $      0.22
   Discontinued operations                           --          (0.04)
     Total                                  $      0.18    $      0.18


Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.


EXHIBIT 11.2

                               BAIRNCO CORPORATION
           CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
              FOR THE SIX MONTHS ENDED JULY 2, 1994 AND JULY 3, 1993
                                   (Unaudited)


                                                 1994           1993
PRIMARY EARNINGS PER SHARE:

Income from continuing operations            $ 3,600,000    $ 3,717,000
(Loss) from discontinued operations, net of
  income taxes                                        --       (412,000)
Net income                                   $ 3,600,000    $ 3,305,000

Average common shares outstanding             10,500,000     10,499,000
Common shares issuable in respect to common
  stock equivalents, with a dilutive effect           --        164,000
Total common and common equivalent shares     10,500,000     10,663,000

Primary Earnings Per Common Share:
   Continuing operations                     $      0.34    $      0.35
   Discontinued operations                            --          (0.04)
     Total                                   $      0.34    $      0.31




FULLY DILUTED EARNINGS PER SHARE:

Income from continuing operations            $ 3,600,000    $ 3,717,000
(Loss) from discontinued operations, net of
  income taxes                                        --       (412,000)
Net income                                   $ 3,600,000    $ 3,305,000

Total common and common equivalent shares     10,500,000     10,663,000
Additional common shares assuming
  full dilution                                       --         11,000
Total common shares assuming full dilution    10,500,000     10,674,000

Fully Diluted Earnings Per Common Share:
   Continuing operations                     $      0.34    $      0.35
   Discontinued operations                            --          (0.04)
     Total                                   $      0.34    $      0.31


Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.